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                                                                    Exhibit 23.3

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 22, 2002, with respect to the consolidated financial statements of Dal-Tile International, Inc. and subsidiaries as of December 28, 2001 and for each of the three years then ended incorporated by reference in the Registration Statement (Form S-4) and related Prospectus of Mohawk Industries, Inc. for the registration of $700,000,000 of Mohawk Industries, Inc. senior notes.

                                     /s/ Ernst & Young LLP
                                     ---------------------

April 18, 2002